Exhibit 99.1

NASDAQ: FIZZ For Immediate Release Contact: Office of the Chairman, Grace Keene

RECORD EARNINGS . . .

SHAREHOLDER VALUE EXPANDING . . .

NATIONAL BEVERAGE CORP. MOMENTUM CONTINUES . . .

FORT LAUDERDALE, FL, April 28, 2017 . . . National Beverage Corp. (NASDAQ: FIZZ) today issued the following update:

Solid       Facts –

●	Fiscal Year 2017 ends tomorrow, April 29 – expected results reflect another record year.

●	The Company’s Board of Directors will finalize details of second cash distribution at its May 5 meeting (rescheduled from late April).

o	Second step of a previously announced program to reward shareholders that commenced with $1.50 per share cash dividend paid on January 27, 2017.

●	Special dividend based on length of time held – ‘loyalty’ program – also to be further reviewed at next week’s meeting.

●	LaCroix + Shasta SDA (soft drink alternative) fulfilling expectations.

“We are committed and positioned to create a healthier America . . . and our confirmed achievements producing outstanding shareholder value are not diminishing as this conclusion to FY2017 so reflects,” stated Chairman and Chief Executive Officer, Nick A. Caporella. “Our financial statistics are revolutionary in an industry of trudging giants looking to shift their focus. Our stated commitment . . . is to operate the Company in a manner that offers its shareholders the maximum potential . . . period! This will continue to be our charge,” Caporella asserted.

FIZZ IS – HEALTHY SPARKLING, ALL-WAYS!

National Beverage’s iconic brands are the genuine essence . . . of America

“Patriotism” – If Only We Could Bottle It!

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks, uncertainties and other factors described in the Company's SEC filings which may cause actual results or achievements to differ from the results or achievements expressed or implied by such statements. The Company disclaims an obligation to update or announce revisions to any forward-looking statements.